Exhibit 99.1

Varco Announces First Quarter 2004 Financial Results

HOUSTON, Texas, April 30, 2004 (BUSINESS WIRE) — Varco International, Inc. (NYSE:VRC) today announced that it earned $16.2 million or $0.17 per fully diluted share from continuing operations during its first quarter ended March 31, 2004, including charges totaling $0.01 per fully diluted share from the Company’s previously announced restructuring of its Drilling Equipment Group. Excluding the restructuring charges, earnings from continuing operations were $0.18 per fully share. The Company’s net income was $4.5 million or $0.05 per fully diluted share during the first quarter, including losses of $11.7 million or $0.12 per fully diluted share from the Company’s discontinued rig fabrication business (Morinoak International Limited or “MIL”). These results compare to net income from continuing operations of $20.9 million or $0.21 per fully diluted share in the first quarter of 2003.

Varco’s oilfield service businesses generally benefited from rising activity in the first quarter. However, these gains were offset by lower revenue year-over-year from capital drilling equipment and coiled tubing equipment. Revenues from continuing operations were $342.3 million in the first quarter, down five percent from the first quarter of 2003. Consolidated operating profit from continuing operations was $33.0 million, and excluding the Drilling Equipment Group restructuring charges was $34.8 million in the first quarter. This compares to operating profit from continuing operations of $41.5 million in the prior year period.

Orders of $121.0 million for the Drilling Equipment Group, excluding discontinued operations, were nearly doubled from fourth quarter levels and were the highest since the third quarter of 2002. The first quarter orders included approximately $25 million in previously announced drilling equipment packages on two sophisticated jackup rigs. Varco is tendering bids on several other potential jackup rig packages as well.

Orders for the Coiled Tubing & Wireline Products Group rose to a record $68.3 million during the first quarter. Ending backlog for this group was $54.5 million, up eight percent from the first quarter of 2003, and up 47 percent from the fourth quarter of 2003.

Outlook: “Higher demand for Drilling Equipment and Coiled Tubing & Wireline Products Groups should lead to improving results from these businesses in coming quarters,” noted John Lauletta, Varco’s Chairman and Chief Executive Officer. “We are also encouraged by growth in our Tubular Services and Drilling Services businesses, which performed well with the rising level of drilling and workover activity.”

Drilling Equipment: Revenues from continuing operations for the Group were $96.8 million in the first quarter, down 27 percent from the first quarter of 2003, and up about one percent from the fourth quarter of 2003. First quarter 2004 operating profit from continuing operations was $8.9 million excluding restructuring charges, or 9.2 percent of sales, compared to $17.7 million or 13.3 percent of sales from continuing operations in the first quarter of 2003. Higher first quarter 2004 orders, together with the transfer of $6.0 million of work from MIL to a third party subcontractor, led to a 36 percent increase in Group backlog from continuing operations as compared to the ending fourth quarter 2003 backlog. However, as compared to the prior year period, backlog from continuing operations was down 20 percent due to soft drilling equipment demand throughout most of 2003.

The Drilling Equipment Group initiated significant cost reduction measures in the first quarter. Consolidation of the sales, engineering and administrative functions into Houston are well underway. Additionally, significant portions of the most labor-intensive manufacturing processes are being transferred from the Company’s plant in Orange, California, to Mexico. These actions should be substantially completed by the end of the second quarter of 2004.

In February 2004 the Company announced plans to discontinue its MIL rig fabrication operation in England. During the first quarter, MIL completed its last rig, a $31 million land rig, which is presently drilling in the Middle East. The prior year results have been restated to reflect the MIL operation as discontinued. Previously these results were included as part of the Drilling Equipment Group.

Tubular Services: Group sales were $118.5 million in the first quarter, up 13 percent from $104.8 million in sales during the first quarter of 2003. Tubular inspection, tubular coating and sales of fiberglass pipe led the increase, offset by declines in mill equipment sales and pipeline inspection activity. Operating profit for the Group was $16.2 million, or 13.7 percent of sales in the first quarter of 2004, compared to $13.1 million or 12.5 percent of sales in the first quarter of 2003. The Company expects that rising demand for fiberglass pipe and seasonal improvement in pipeline inspection, offset by seasonal breakup declines for oilfield inspection and coating in Canada, will lead to slightly higher sales for its Tubular Services Group in the second quarter.

Drilling Services: Group sales were $74.5 million in the first quarter, up seven percent from first quarter 2003 sales of $69.5 million. Increases in North America solids control and rig instrumentation services were offset by lower sales of solids control and instrumentation equipment. First quarter 2004 operating profit was $13.4 million or 17.9 percent of sales, compared to $13.4 million or 19.3 percent of sales in the first quarter of 2003. Lower operating margin on the higher sales was due to the shift in mix and the weaker U.S. dollar year-over-year. The Company expects that Drilling Services Group revenues will be roughly flat in the second quarter, as higher instrumentation sales are offset by lower results in Canada due to the seasonal breakup.

Coiled Tubing & Wireline Products: Group sales were $52.6 million, down three percent from first quarter 2003 sales of $54.1 million. Higher year-over-year wireline equipment sales were offset by lower revenue for coiled tubing and coiled tubing equipment. First quarter operating profit was $9.3 million or 17.7 percent of sales, compared to $10.9 million or 20.1 percent of sales in the first quarter of 2003. The Company’s wireline equipment manufacturing operations in the U.K. were adversely affected by the weak U.S. dollar compared to the British pound. The strong backlog for the Group is expected to result in higher revenue levels in the second and third quarters of 2004.

Balance Sheet: Varco repurchased approximately 300,000 shares of its common stock in the open market during the first quarter of 2004. As of March 31, 2004 the Company was authorized to purchase at its discretion approximately $130 million of its common stock in the open market. At the end of the first quarter of 2004 the Company had $93.2 million in cash, $458.6 million in debt, and stockholder’s equity of $1,002.1 million. Capital expenditures were $9.7 million in the quarter.

Since the first of the year Varco completed five acquisitions and outside investments for total consideration of approximately $16 million. Among these was the acquisition of the business and operating assets of Recovery Systems Limited, a division of Weatherford UK Ltd. located in Lowestoft, England. The business has long provided thermal desorption services for drill cuttings from the North Sea, and complements Varco’s Brandt Environmental Division waste management operation in Aberdeen, Scotland. “The combination of our facilities, together with Varco’s broader offering of waste management services, allows Varco to fully and efficiently serve oil and gas operators in both the northern and southern sectors of the North Sea,” noted John Lauletta. Varco operates eight thermal desorption units around the world.

Varco will hold a conference call on Friday, April 30, 2004 at 10:00AM CST to discuss first quarter results. The dial-in number for the call is 773-756-4619 and the password code is “Lauletta”. A replay will be available through May 7, 2004 at 402-998-0936 with the same password, or on the Company’s website at www.varco.com.

Varco International, Inc. is a leading provider of services, products, and highly-engineered equipment to the world’s oil and gas industry. With operations in over 350 locations in over 40 countries across six continents, the Company provides oilfield tubular inspections and internal tubular coating services; drill cuttings separation, waste management and disposal services; rig instrumentation and communication services; in-service pipeline inspection services; and sucker rod inspection and reclamation services. Additionally, the Company manufactures and supplies innovative drilling systems and technology; coiled tubing and pressure control equipment; high-pressure fiberglass and composite tubing; and in-line inspection equipment for the makers of oilfield tubing.

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are those that do not state historical facts and are inherently subject to risk and uncertainties. Among these forward-looking statements are statements regarding the expected future results of the Company’s business groups. The forward-looking statements contained herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among others, general economic, financial and business conditions, the ultimate realization of revenue and profit from existing backlogs, risks associated with growth through acquisitions, risks associated with foreign currency exchange rate fluctuations, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, under the caption “Factors Affecting Future Operating Results.”

VARCO INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2004	December 31, 2003
	(Unaudited)
	(in thousands)
Current assets:
Cash and cash equivalents	$93,225	$85,748
Accounts receivable, net	333,661	331,665
Inventory, net	316,418	339,317
Deferred tax assets	17,047	16,897
Prepaid expenses and other	28,283	23,798

Total current assets	788,634	797,425
Property and equipment, net	486,678	489,031
Identified intangibles, net	31,372	31,493
Goodwill, net	438,137	433,916
Other assets, net	11,790	12,474

Total assets	$1,756,611	$1,764,339

L I A B I L I T I E S A N D E Q U I T Y
Current liabilities:
Accounts payable	$77,094	$98,389
Accrued liabilities	128,290	125,701
Income taxes payable	10,894	7,842
Current portion of long-term debt and short-term borrowings	6,145	6,447

Total current liabilities	222,423	238,379
Long-term debt	452,495	450,471
Pension liabilities and post-retirement obligations	29,686	29,514
Deferred taxes payable	46,901	46,221
Other liabilities	3,051	5,512

Total liabilities	754,556	770,097

Commitments and contingencies

Common stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 99,670,778 shares issued and 97,131,698 shares outstanding at March 31, 2004 (99,150,487 shares issued and 96,908,207 shares outstanding at December 31, 2003)	997	992
Paid in capital	543,100	535,244
Retained earnings	499,082	494,598
Accumulated other comprehensive loss	(5,252)	(6,243)
Less: treasury stock at cost (2,539,080 shares at March 31, 2004 and 2,242,280 shares at December 31, 2003)	(35,872)	(30,349)

Total common stockholders’ equity	1,002,055	994,242

Total liabilities and equity	$1,756,611	$1,764,339

VARCO INTERNATIONAL, INC.

QUARTERLY INCOME STATEMENT

(Unaudited)

	Three Months Ended March 31,
	2004	2003 (restated)
	(in thousands, except share and per share data)
Revenue:
Drilling Equipment	$96,775	$133,242
Tubular Services	118,465	104,758
Drilling Services	74,547	69,460
Coiled Tubing & Wireline Products	52,557	54,080

Total revenue	342,344	361,540
Total gross profit	88,849	102,839
Total gross profit percent	26.0%	28.4%
Selling, general and administration	42,269	46,466
Research and engineering	13,564	14,845

Operating profit	33,016	41,528
Interest expense	7,346	7,899
Other expense	1,229	1,447

Income from continuing operations before taxes	24,441	32,182
Income tax provision	8,215	11,265

Income from continuing operations	16,226	20,917
Income (loss) from discontinued operations, net of tax	(11,742)	17

Net income	$4,484	$20,934

Earnings per common share:
Basic:
Continuing operations	$0.17	$0.22
Discontinued operations	(0.12)	—

Net income	$0.05	$0.22

Dilutive:
Continuing operations	$0.17	$0.21
Discontinued operations	(0.12)	—

Net income	$0.05	$0.21

Weighted average number of common shares outstanding:
Basic	97,123,136	97,136,872

Dilutive	98,094,162	97,970,011

VARCO INTERNATIONAL, INC.

OPERATING PROFIT - SUPPLEMENTAL SCHEDULE

(Unaudited)

	Three Months Ended March 31,
	2004	2003 (restated)
	(in thousands)
Revenue:
Drilling Equipment	$96,775	$133,242
Tubular Services	118,465	104,758
Drilling Services	74,547	69,460
Coiled Tubing & Wireline Products	52,557	54,080

Total revenue	342,344	361,540

Operating profit:
Drilling Equipment (before restructuring costs Note 1)	8,935	17,693
Tubular Services	16,201	13,119
Drilling Services	13,371	13,410
Coiled Tubing & Wireline Products	9,285	10,857
Other unallocated	(13,009)	(13,551)

Operating profit (before restructuring costs Note 1)	$34,783	$41,528

Operating profit %:
Drilling Equipment (before restructuring costs Note 1)	9.2%	13.3%
Tubular Services	13.7%	12.5%
Drilling Services	17.9%	19.3%
Coiled Tubing & Wireline Products	17.7%	20.1%

Operating profit % (before restructuring costs Note 1)	10.2%	11.5%

Note 1: Excluding Drilling Equipment Group restructuring costs of $1.8 million recorded in the first quarter of 2004. Including these restructuring costs, the Drilling Equipment Group’s operating profit was $7.2 million or 7.4% of the Group’s revenue. The Company believes that reporting operating profit excluding Drilling Equipment Group restructuring costs provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

VARCO INTERNATIONAL, INC.

PROFORMA RECONCILIATION EXCLUDING RESTRUCTURING

AND DISCONTINUED OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31, 2003 (restated)
	2004	2003 (restated)
	(in thousands, except shares and per share data)
Reconciliation of EBITDA before restructuring & MIL charges (1):
GAAP net income	$4,484	$20,934	$4,555
Provision for income taxes	8,215	11,265	9,735
Interest expense	7,346	7,899	7,097
Depreciation and amortization	18,072	16,326	17,571
Restructuring and discontinued operations:
Drilling equipment restructuring	1,767	—	550
MIL discontinued operations/impairment costs, net of tax	11,742	(17)	15,139
Less MIL depreciation and amortization	(76)	(63)	(70)

EBITDA before restructuring and MIL charges (1)	$51,550	$56,344	$54,577

Reconciliation of GAAP net income before restructuring and discontinued operations (2):
GAAP net income	$4,484	$20,934	$4,555
Restructuring and discontinued operations (net of tax):
Drilling equipment restructuring	1,173	—	368
MIL discontinued operations/impairment costs	11,742	(17)	15,139

Net income before restructuring and MIL charges	$17,399	$20,917	$20,062

Weighted average dilutive shares outstanding	98,094,162	97,970,011	98,004,179

Dilutive earnings per share before restructuring and discontinued operations (2)	$0.18	$0.21	$0.20

Summary statement of cash flow information:
Net cash provided by (used for) operating activities	$25,830	$(3,907)	$26,881
Net cash used for investing activities	(18,811)	(24,457)	(39,781)
Net cash provided by (used for) financing activities Activities	458	1,688	(11,714)

Net increase (decrease) in cash	7,477	(26,676)	(24,614)
Cash, beginning of period	85,748	105,997	110,362

Cash, end of period	$93,225	$79,321	$85,748

(1)	EBITDA before restructuring and MIL charges means earnings before interest, taxes, depreciation and amortization and restructuring and MIL charges, and is a non-GAAP measurement. Management uses EBITDA before restructuring and MIL charges because it believes it provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.
(2)	The Company believes that reporting net income and dilutive EPS excluding restructuring and discontinued operations provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	Varco International, Inc., Houston
Clay Williams, (281) 953-2200
ccwilliams@varco.com